Exhibit 2

Transactions in the Securities of the Issuer During the Past 60 Days

Nature of the Transaction	Amount of Securities Purchased/(Sold)	Price ($)	Date of Purchase/Sale

Alpha Structured Finance LP

Purchase of Class A Ordinary Shares	155,000	0.5349[1]	11/02/2026
Purchase of Class A Ordinary Shares	59,344	0.5939[2]	11/03/2026
Sale of Class A Ordinary Shares	(8,628)	0.6830[3]	11/03/2026
Purchase of Class A Ordinary Shares	74,339	0.7949[4]	11/04/2026
Sale of Class A Ordinary Shares	(13,809)	0.8090[5]	11/04/2026

1 The Shares were purchased by the Reporting Person in open market transactions on the transaction date, with a volume weighted average purchase price of $0.5349. The range of purchase prices on the transaction date was $0.5031 to $0.55 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares purchased at each price.

2 The Shares were purchased by the Reporting Person in open market transactions on the transaction date, with a volume weighted average purchase price of $0.5939. The range of purchase prices on the transaction date was $0.5613 to $0.6061 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares purchased at each price.

3 The Shares were sold by the Reporting Person in open market transactions on the transaction date, with a volume weighted average sale price of $0.6830. The range of sale prices on the transaction date was $0.6829 to $0.6831 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares sold at each price.

4 The Shares were purchased by the Reporting Person in open market transactions on the transaction date, with a volume weighted average purchase price of $0.7949. The range of purchase prices on the transaction date was $0.7625 to $0.80 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares purchased at each price.

5 The Shares were sold by the Reporting Person in open market transactions on the transaction date, with a volume weighted average sale price of $0.8090. The range of sale prices on the transaction date was $0.7912 to $1.0592 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares sold at each price.

Ault Lending, LLC

Conversion of 48,593 Class C Ordinary Shares into Class A Ordinary Shares	68,710	0.7072	09/24/2026
Conversion of 361,981 Class C Ordinary Shares into Class A Ordinary Shares	495,051	0.7312	09/28/2026
Sale of Class A Ordinary Shares	(470,346)	1.7024[6]	09/28/2026
Sale of Class A Ordinary Shares	10,774	1.1930	09/28/2026
Conversion of 71,892 Class C Ordinary Shares into Class A Ordinary Shares	98,321	0.7312	09/29/2026
Sale of Class A Ordinary Shares	(142,357)	1.0994[7]	09/29/2026
Sale of Class A Ordinary Shares	(29,605)	0.8303	09/30/2026
Conversion of 214,543 Class C Ordinary Shares into Class A Ordinary Shares	327,046	0.6560	10/01/2026
Sale of Class A Ordinary Shares	(221,405)	0.8864[8]	10/01/2026
Conversion of 79,154 Class C Ordinary Shares into Class A Ordinary Shares	120,662	0.6560	10/05/2026
Sale of Class A Ordinary Shares	(114,641)	0.8860[9]	10/05/2026
Sale of Class A Ordinary Shares	(29,108)	0.7655	10/06/2026
Sale of Class A Ordinary Shares	(20,251)	0.7145	10/07/2026
Sale of Class A Ordinary Shares	(35,639)	0.7283	10/08/2026
Sale of Class A Ordinary Shares	(11,200)	0.6593	10/09/2026
Sale of Class A Ordinary Shares	(10,202)	0.6119	10/12/2026
Sale of Class A Ordinary Shares	(9,462)	0.5407	10/21/2026
Conversion of 61,811 Class C Ordinary Shares into Class A Ordinary Shares	11,168	0.4392	10/22/2026
Sale of Class A Ordinary Shares	(15,632)	0.4995	10/22/2026
Sale of Class A Ordinary Shares	(21,850)	0.4842	10/23/2026
Sale of Class A Ordinary Shares	(7,752)	0.4816	10/26/2026
Sale of Class A Ordinary Shares	(10,304)	0.4693	10/27/2026
Sale of Class A Ordinary Shares	(28,579)	0.4801[10]	10/28/2026
Sale of Class A Ordinary Shares	(50,250)	0.4653	10/29/2026
Purchase of Class A Ordinary Shares	56,606	0.6617	11/02/2026
Purchase of Class A Ordinary Shares	165,796	1.0731	11/04/2026
Purchase of Class A Ordinary Shares	89,781	0.8986	11/05/2026
Purchase of Class A Ordinary Shares	20,000	0.8248	11/09/2026

6 The Shares were sold by the Reporting Person in open market transactions on the transaction date, with a volume weighted average purchase price of $1.7024. The range of sale prices on the transaction date was $1.2861 to $2.2604 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares sold at each price.

7 The Shares were sold by the Reporting Person in open market transactions on the transaction date, with a volume weighted average purchase price of $1.0994. The range of sale prices on the transaction date was $0.8610 to $1.1580 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares sold at each price.

8 The Shares were sold by the Reporting Person in open market transactions on the transaction date, with a volume weighted average purchase price of $0.8864. The range of sale prices on the transaction date was $0.7865 to $0.9069 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares sold at each price.

9 The Shares were sold by the Reporting Person in open market transactions on the transaction date, with a volume weighted average purchase price of $0.8860. The range of sale prices on the transaction date was $0.8173 to $0.9831 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares sold at each price.

10 The Shares were sold by the Reporting Person in open market transactions on the transaction date, with a volume weighted average purchase price of $0.4801. The range of sale prices on the transaction date was $0.47 to $0.4807 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares sold at each price.

Milton C. Ault III

Purchase of Class A Ordinary Shares	5,000	0.5601[11]	11/02/2026
Purchase of Class A Ordinary Shares	1,000	0.6288[12]	11/03/2026
Purchase of Class A Ordinary Shares	12,700	0.9993[13]	11/04/2026
Sale of Class A Ordinary Shares	(18,700)	0.9317[14]	11/04/2026
Purchase of Class A Ordinary Shares	500	0.7379[15]	11/05/2026
Sale of Class A Ordinary Shares	(500)	0.8134[16]	11/05/2026
Purchase of Class A Ordinary Shares	1,000	0.8804[17]	11/06/2026

11 The Shares were purchased by the Reporting Person in open market transactions on the transaction date, with a volume weighted average purchase price of $0.5601. The range of purchase prices on the transaction date was $0.56 to $0.5602 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares purchased at each price.

12 The Shares were purchased by the Reporting Person in open market transactions on the transaction date, with a volume weighted average purchase price of $0.6288. The range of purchase prices on the transaction date was $0.6231 to $0.6345 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares purchased at each price.

13 The Shares were purchased by the Reporting Person in open market transactions on the transaction date, with a volume weighted average purchase price of $0.9993. The range of purchase prices on the transaction date was $0.8832 to $1.08 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares purchased at each price.

14 The Shares were sold by the Reporting Person in open market transactions on the transaction date, with a volume weighted average sale price of $0.9317. The range of sale prices on the transaction date was $0.7442 to $1.10 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares sold at each price.

15 The Shares were purchased by the Reporting Person in open market transactions on the transaction date, with a volume weighted average purchase price of $0.7379. The range of purchase prices on the transaction date was $0.6899 to $0.8198 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares purchased at each price.

16 The Shares were sold by the Reporting Person in open market transactions on the transaction date, with a volume weighted average sale price of $0.8134. The range of sale prices on the transaction date was $0.7442 to $1.10 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares sold at each price.

17 The Shares were purchased by the Reporting Person in open market transactions on the transaction date, with a volume weighted average purchase price of $0.8804. The range of purchase prices on the transaction date was $0.8745 to $0.8942 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares purchased at each price.